As filed with the Securities and Exchange Commission on May 16, 2016

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT ON FORM S-3

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

ON FORM S-3 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LABSTYLE INNOVATIONS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-2973162 (I.R.S. Employer Identification No.)

9 Halamish Street

Caesarea Industrial Park

3088900, Israel

Telephone: +(972)-(4) 770 4055

Facsimile: +(972)-(4) 770 4060

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Erez Raphael

Chief Executive Officer

LabStyle Innovations Corp.

9 Halamish Street

Caesarea Industrial Park

3088900, Israel

Telephone: +(972)-(4) 770 4055

Facsimile: +(972)-(4) 770 4060

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.

Robert V. Condon III, Esq.

Zysman, Aharoni, Gayer and

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Telephone: (212) 660-3000

Facsimile: (212) 660-3001

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement, as determined by market and other conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☐	Smaller reporting company: ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To Be Registered (1)(2)(4)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value	4,072,046	$5.1501	(3)(4)	$20,971,444.10	(4)	$2,111.82	(4)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Act, this registration statement shall be deemed to cover any additional number of shares of the registrant’s common stock as may be issued from time to time upon exercise of the warrants or options to prevent dilution as a result of stock splits, stock dividends or similar transactions. No additional consideration will be received for the common stock, and therefore no registration fee is required pursuant to Rule 457(i) under the Act.

(2)	Represents 2,421,835 shares of common stock of the registrant being registered for resale that have been issued to the selling stockholders and 1,650,211 shares of common stock of the registrant issuable upon exercise of warrants and options that have been issued to the selling stockholders and are being registered for resale.

(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Act, based upon the average of the high and low sales prices of the registrant’s common stock as reported on the Nasdaq Capital Market on May 12, 2016.

(4)	Pursuant to Rule 457(p) of the Act, includes (i) 747,585 shares of common stock included in Registration Statement No. 333-207066, filed on September 21, 2015 consisting of 240,645 shares of common stock and 506,940 shares of common stock issuable upon the exercise of warrants, (ii) 652,591 shares of common stock included in Registration Statement No. 333-203291, filed on April 8, 2015 consisting of 495,822 shares of common stock and 156,769 shares of common stock issuable upon the exercise of warrants and (iii) 890,335 shares of common stock included in Registration Statement No. 333-199346 filed on October 15, 2014, consisting of 593,555 shares of common stock issuable upon the conversion of the Series A Convertible Preferred Stock and 296,780 shares of common stock issuable upon exercise of warrants, or the Prior Registration Statements, for which the filing fees were previously paid. An additional $923.93 is being paid to register 1,781,535 additional shares of common stock in connection with the filing of this Registration Statement.

Pursuant to Rule 429(a) under the Act, the prospectus included in this registration statement is a combined prospectus relating to 4,072,046 shares, of which 2,290,511 were registered and remaining unsold under the registrant’s Prior Registration Statements.  Pursuant to Rule 429(b), this registration statement, upon effectiveness, also constitutes a Post-Effective Amendment to the Prior Registration Statements, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Act.  If securities previously registered under the Prior Registration Statements are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

4,072,046 SHARES OF COMMON STOCK

The selling stockholders identified in this prospectus may offer from time to time up to 2,421,835 shares of our common stock and 1,650,211 shares of our common stock issuable upon exercise of warrants and options.

This prospectus describes the general manner in which the shares may be offered and sold by the selling stockholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

While we will not receive any proceeds from the sale of the shares by the selling stockholders, we will receive cash proceeds equal to the total exercise price of any warrants or options that are exercised for cash, or approximately $13.1 million based on a weighted average exercise price of $7.93 per share.

Our common stock is traded on the Nasdaq Capital Market under the symbol “DRIO.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2016.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the common stock offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to LabStyle Innovations Corp., a Delaware corporation, collectively with its wholly-owned subsidiary, LabStyle Innovation Ltd., an Israeli corporation.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders identified in this prospectus may offer from time to time up to 2,421,835 shares of our common stock and 1,650,211 shares of our common stock issuable upon exercise of warrants and options.  This prospectus describes the general manner in which the shares may be offered and sold by the selling stockholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

We are a digital health (mHealth) company that is developing and commercializing a patented and proprietary technology providing consumers with laboratory-testing capabilities using smart phones and other mobile devices. Our flagship product, DarioTM, which we also refer to as our DarioTM Smart Diabetes Management Solution, is a mobile, real-time, cloud-based, diabetes management solution based on an innovative, multi-feature software application combined with a stylish, ‘all-in-one’, pocket-sized, blood glucose monitoring device, which we call the DarioTM Smart Meter.

The DarioTM Smart Diabetes Management Solution is targeted at the mHealth app market currently estimated at $10 billion with expected growth of 15% to $31 billion by 2020 according to Research2Guidance. In addition, we are also focusing on the global diabetes care devices market for diabetic blood glucose self monitoring, known as BGMS, that is expected to reach approximately $24.6 billion by 2020 according to researchandmarkets.com. Diabetes is a disease where insufficient levels, or a total absence, of the hormone insulin produces high levels of glucose in the bloodstream, which can lead to long term adverse effects on a patient’s blood vessels, which in turn can lead to heart attack, stroke, high blood pressure, blindness, kidney disease and nerve damage. As part of controlling blood sugar, many patients must self-monitor their blood glucose levels using home testing kits (called glucose meters) and treat high and low blood sugar episodes accordingly to avoid the complications from the disease. We believe that by allowing patients to properly monitor the disease, provide actionable insights in real-time and create an online link to healthcare providers, this will ultimately improve patient outcomes and reduce healthcare costs — both critical advantages for the diabetes industry.

DarioTM is a comprehensive, digital diabetes management solution utilizing our patented and proprietary technology delivered through a cutting edge software application (commonly known as an “app”) available for iPhone or Android and cloud-based data services with a novel BGMS device (the DarioTM Smart Meter) that connect via a device’s audio jack consisting of a lancet (to obtain a blood sample), a device-specific disposable test strip cartridge and a smart mobile device-driven glucose reader adaptor. Roughly the size of a pack of gum, we believe that the DarioTM Smart Meter has the potential to replace standalone glucose meters and their kits (lancing, lancets and strips vials) which are the current market standard, most of which have the necessary testing components separated from one another in what we believe is a cumbersome design. Moreover, all but a few glucose meters lack an interface with a smart mobile device, and none presently have the software features associated with DarioTM, each of which we believe will distinguish DarioTM as an alternative in the marketplace.

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Beyond the benefits of individual diabetes management, we envision the DarioTM application becoming the centerpiece in a new era of interconnected devices and services, providing healthier and better lives for diabetic patients worldwide. With every single measurement captured and stored on a secure cloud data base, LabStyle’s software driven, comprehensive data-management technology has the potential to deliver actionable insight and analytical tools to manage individual patients or large populations, as well as provide a complete and comprehensive “big data” solution for healthcare providers and payers.

Our address is 9 Halamish Street, Caesarea Industrial Park, 3088900, Israel and our telephone number is +(972)-(4) 770 4055. Our corporate website is: www.mydario.com. The content of our website shall not be deemed incorporated by reference in this prospectus.

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RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, before you decide to invest in our common stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks.  The value of our common stock could decline as a result of any of these risks.  You could lose all or part of your investment in our common stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements.   The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, clinical trials, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference.  Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements.  Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable.  Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. However, we may receive up to approximately $13.1 million in proceeds upon exercise of the warrants and options held by the selling stockholders, as the warrants and options have a weighted average exercise price of $7.93 per share and are exercisable into 1,650,211 shares of our common stock.  None of the selling stockholders have presently advised us of their intention to exercise any warrants or options at this time. All potential proceeds will be used for the research and development of our products and for general working capital purposes. We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part.  Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable selling stockholders.

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SELLING STOCKHOLDERS

The selling stockholders acquired the common stock being registered for resale pursuant to this prospectus in private placement transactions, as remuneration for services rendered and/or as equity compensation, as detailed below:

On September 23, 2014, we entered into and closed the transactions contemplated by a definitive securities purchase agreement with fourteen institutional and accredited investors (which we refer to as the September 2014 Private Placement). In such transaction, we issued an aggregate of (i) 2,353 shares of our newly designated Series A Convertible Preferred Stock (which we refer to as the Series A Preferred Stock) and (ii) warrants to purchase shares of our common stock. The shares of Series A Preferred Stock were convertible at any time into an aggregate of 593,546 shares of common stock based on a conversion price of $7.1352 per share. In connection with the closing of our public offering on March 8, 2016, the Series A Preferred Stock was converted into 623,672 shares of our common stock, reflecting an increase of 25% in the original number of shares of common stock issuable upon conversion as a result of a change in terms. The warrants issued in the September 2014 Private Placement were exercisable for an aggregate of 296,775 shares of common stock (or 50% warrant coverage) at a price of $8.559 per share. The warrants expire on September 23, 2018. Commencing on October 27, 2015, we entered into warrant replacement agreements with certain investors in our September 2014 Private Placement (which we refer to as the October 2015 Replacement Transaction). The purpose of the warrant replacement agreements was to induce the replacement of warrants issued in the September 2014 Private Placement to purchase up to 296,775 shares of our common stock at an exercise price of $8.559 per share exercisable until September 23, 2018. In connection with the warrant replacement agreements, we issued replacement warrants to purchase up to 264,012 shares of common stock at an exercise price of $8.559 per share, which replacement warrants are exercisable until September 23, 2018.

On February 25, 2015 and March 16, 2015, we entered into and closed the transactions contemplated by a definitive securities purchase agreement with twenty institutional and accredited investors (which we refer to as the February 2015 Private Placement). In such transactions, we issued an aggregate of (i) 627,035 shares of common stock (ii) 156,769 shares of common stock issuable upon the exercise of the Series A warrants and (iii) 156,769 shares of common stock issuable upon the exercise of the Series B warrants. The purchase price per unit was $3.24. The Series A warrants were immediately exercisable at an exercise price of $4.32 per share and expired 9 months from the second closing of the Offering. The Series B warrants are immediately exercisable at an exercise price of $5.40 per share and expire 36 months from the second closing of the February 2015 Private Placement.

On July 23, 2015 and August 28, 2015, we closed on the sale of 463,960 units to certain institutional and retail investors in connection with a private placement offering (which we refer to as the July 2015 Private Placement). The purchase price per unit was $5.40. We issued an aggregate of 463,960 shares of common stock and warrants exercisable for an aggregate of 463,974 shares of common stock, divided evenly between Series A warrants and Series B warrants. The Series A warrants are immediately exercisable at an exercise price of $6.30 per share and expire 12 months from the date of the closing of the offering at which they were issued. The Series B warrants are immediately exercisable at an exercise price of $7.20 per share and expire 36 months from the date of the closing of the offering at which they were issued. In total in connection with the offering, we agreed to issue to a placement agent 2,778 restricted shares of common stock, and issue to the placement agent and to a selected dealer an aggregate of 49,910 warrants. In addition, we agreed to issue to certain finders 13,630 restricted shares of common stock and 34,424 warrants to purchase shares of common stock as follows: (a) a warrant to purchase 0.5 shares of common stock which is immediately exercisable at an exercise price of $6.30 per share and expires 12 months from the date of issuance and (b) a warrant to purchase 0.5 shares of common stock which is immediately exercisable at an exercise price of $7.20 per share and expires 36 months from the date of issuance. In addition, we also issued to a finder 20,793 non-plan stock options. We issued three types of placement agent warrants, of which (i) the first will have an exercise price of $5.40 per share exercisable over a period of three years; (ii) the second will have an exercise price of $6.30 per share, exercisable over a period of one year; and (iii) the third will have an exercise price of $7.20 per share, exercisable over a period of three years.

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On November 19, 2015, we closed on the sale of 424,919 units to certain existing shareholders and private investors in connection with a private placement offering (which we refer to as the November 2015 Private Placement). The purchase price per unit was $5.40. We issued 424,919 shares of common stock and warrants exercisable for an aggregate of 424,919 shares of common stock. The Series A warrants are immediately exercisable for 0.7 shares of common stock at an exercise price of $6.66 per share and expire 16 months from the date of the closing. The Series B warrants are immediately exercisable for 0.3 shares of common stock at an exercise price of $7.74 per share and expire 36 months from the date of the closing. In connection with the offering, we agreed to issue to certain finders 21,304 restricted shares of common stock and 45,729 warrants to purchase shares of common stock as follows: (a) a warrant to purchase 0.7 shares of common stock which is immediately exercisable at an exercise price of $6.66 per share and expires 16 months from the date of the closing and (b) a warrant to purchase 0.3 shares of common stock which is immediately exercisable at an exercise price of $7.74 per share and expires 36 months from the date of the closing. In addition, we also issued to a finder 24,424 non-plan stock options.

On December 24, 2015, we completed a private placement (which we refer to as the December 2015 Private Placement) with a new investor and issued 81,222 shares of Common Stock and warrants to purchase 81,222 shares of Common Stock (which we refer to as the December 2015 Warrants). The December 2015 Warrants are immediately exercisable at an exercise price of $6.16 per share and expire 6 months from the closing of the December 2015 Private Placement.

On March 3, 2016, we entered into securities purchase agreements with certain existing shareholders with respect to the sale in a private placement of 555,555 of our units (which we refer to as the March 2016 Private Placement). The purchase price per unit was $4.50. Each unit is comprised of (i) one share of common stock, and (ii) one warrant to purchase 1.2 shares of common stock which is immediately exercisable at an exercise price of $4.50 per share of common stock and expires 5 years from the date of issuance. In total, we issued 555,555 shares of common stock and warrants exercisable for an aggregate of 666,666 shares of common stock. In connection with the offering, we agreed to issue to two non-U.S. finders an aggregate of 44,444 restricted shares of common stock, 73,333 warrants to purchase common stock at an exercise price of $4.50 per share which expire 5 years from the date of issuance, and 38,889 non-plan stock options.

On March 15, 2013, we granted an aggregate of 7,781 options to purchase shares of our common stock to five individuals with an exercise price of $135 per share. On October 17, 2013, we granted an aggregate of 148 options to purchase shares of our common stock to one individual with an exercise price of $226.80 per share. On May 7, 2014, we granted an aggregate of 8,603 options to purchase shares of our common stock to twelve individuals with an exercise price of $125.10 per share. On July 7, 2014, we granted an aggregate of 1,667 options to purchase shares of our common stock to one individual with an exercise price of $88.20 per share. On September 3, 2015, we granted an aggregate of 54,490 options to purchase shares of our common stock to five individuals with an exercise price of $5.76 per share. On December 19, 2015, we granted an aggregate of 2,778 options to purchase shares of our common stock to one individual with an exercise price of $7.02 per share. On December 22, 2015, we granted an aggregate of 45,217 options to purchase shares of our common stock to one individual with an exercise price of $0.0018 per share. On March 16, 2016 we granted an aggregate of 38,889 options to purchase shares of our common stock to one individual with an exercise price of $0.0001 per share.

The following table sets forth, for each selling stockholder, the name, the number of shares of common stock beneficially owned as of May 16, 2016 (directly and indirectly via warrants or options), the maximum number of shares of common stock that may be offered pursuant to this prospectus and the number of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock.

Other than the relationships described herein, to our knowledge, none of the selling stockholders are employees or suppliers of ours or our affiliates. Within the past three years, other than the relationships described herein, none of the selling stockholders has held a position as an officer or director of ours, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates, except that certain selling stockholders acquired shares of our common stock, warrants and options pursuant to the transactions described above.  All information with respect to share ownership has been furnished by the selling stockholders, unless otherwise noted.  The shares being offered are being registered to permit public secondary trading of such shares and each selling stockholder may offer all or part of the shares it owns for resale from time to time pursuant to this prospectus. In addition, other than the relationships described below, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders.

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Any selling stockholders who are affiliates of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions or discounts given to any such selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The term “selling stockholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling stockholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the shares of common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholders who are able to use this prospectus to resell the common stock registered hereby.

Name of Selling Stockholder	Shares Beneficially Owned Before the Offering (excluding shares issuable upon the exercise of warrants or options) (1)	Shares Beneficially Owned Before the Offering that are Issuable Upon the Exercise of Warrants or Options (1)	Maximum Number of Shares (including shares issuable upon the exercise of warrants or options) to be Offered in the Offering	Number of Shares (including shares issuable upon the exercise of warrants or options) Beneficially Owned Immediately After Sale of Maximum Number of Shares in the Offering
				# of Shares (2)	% of Class (1)(2)
Dicilyon Consulting and Investments Ltd (3)	757,509	338,193	1,095,702	-	0.00%
Maayan Eliahu Ifhar (4)	17,519	7,008	24,527	-	0.00%
Kuwan Ambasador Ltd (5)	17,519	13,264	25,228	5,555	0.10%
Dipole Value Capital Ltd. (6)	22,242	12,432	34,674	-	0.00%
Do- Tsach LTD (7)	31,482	35,337	22,375	44,444	0.79%
Amir Ohana (8)	8,760	3,504	12,264	-	0.00%
Orocom Strategis Ltd.(9)	-	3,855	3,855	-	0.00%
Brio Capital Master Fund Ltd. (10)	52,752	24,890	77,642	-	0.00%
Mark A. Mayes (11)	12,264	4,906	17,170	-	0.00%
Iroquois Master Fund Ltd. (12)	13,889	20,898	20,898	13,889	0.25%
Intracoastal Capital LLC (13)	18,519	52,847	71,366	-	0.00%

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Alpha Capital Ansalt (14)	-	14,016	14,016	-	0.00%
FireRock Global Opportunities Fund L.P. (15)	-	3,504	3,504	-	0.00%
Kingsbrook Opportunities Master Fund (16)	-	3,504	3,504	-	0.00%
Shmuel Farhi (17)	329,742	162,964	381,594	111,112	1.95%
Ben Farhi (18)	261,112	291,112	372,224	180,000	3.12%
Erez Levy (19)	4,643	5,942	9,288	1,297	0.2%
Amos Itzhki (20)	8,260	8,260	16,520	-	0.00%
Dov Oppenheim (21)	6,853	9,031	7,041	8,843	0.16%
Anna Dzongowski (22)	11,234	11,112	22,224	122	0.00%
Damsi Investments LLC (23)	101,816	33,952	114,200	21,568	0.38%
Tomer Krispin (24)	7,942	10,860	15,885	2,917	0.05%
Avner Ben Aharon (25)	1,853	1,853	3,706	-	0.00%
Guy Gershony (26)	556	556	1,112	-	0.00%
Elad Ben-David (27)	575	576	1,151	-	0.00%
Sara Biton (28)	957	957	1,914	-	0.00%
Zohara Ben-David (29)	766	766	1,532	-	0.00%
Mhaiudeen Kahrim (30)	5,556	5,556	11,112	-	0.00%
Francine Lavoie (31)	2,223	2,223	4,446	-	0.00%
Robert Burgy (32)	2,223	2,223	4,446	-	0.00%
7828578 Canada Inc. (33)	4,630	4,630	9,260	-	0.00%
Nadia Petrucci (34)	2,778	2,779	5,557	-	0.00%
Ibrahim Alias (35)	3,889	3,890	7,779	-	0.00%

8

Wassef El Sawaf (36)	37,223	37,223	74,446	-	0.00%
Orit Sharvit (37)	1,184	1,185	2,369	-	0.00%
Yitzchak Damari (38)	1,184	1,185	2,369	-	0.00%
Hanoch Navri (39)	9,278	9,279	18,557	-	0.00%
Oren Navri (40)	9,278	9,279	18,557	-	0.00%
Moshe Rosenberg (41)	9,278	9,279	18,557	-	0.00%
Advocate Erez Rozenbuch Company (42)	4,630	4,630	9,260	-	0.00%
Shosh Kuperberg (43)	556	556	1,112	-	0.00%
Vikas Gupta (44)	3,889	3,890	7,779	-	0.00%
AdHoc Investors LLC (45)	37,038	37,038	74,076	-	0.00%
Shenee Lawrence Farhi (46)	311,755	195,689	283,223	224,221	3.86%
David Edelman (47)	-	4,445	4,445	-	0.00%
Malcolm Hoenlein (48)	17,160	17,423	17,423	17,160	0.31%
Maya Riesel Melumad (49)	-	1,702	1,702	-	0.00%
Shiri Melumad (50)	-	244	244	-	0.00%
Adam Stern (51)	-	1,945	1,945	-	0.00%
David (Duky) Weintraub (52)	-	2,015	2,015	-	0.00%
Itamar Raz (53)	-	1,037	1,037	-	0.00%
Oren Fuerst (54)	-	209	209	-	0.00%
Steven Kaplan (55)	-	1,876	1,876	-	0.00%
Dennis McGrath (56)	9,812	17,145	17,145	9,812	0.18%
William Polonsky (57)	-	556	556	-	0.00%
Paolo Pozzilli (58)	-	556	556	-	0.00%
Paul Rosman (59)	-	5,001	5,001	-	0.00%

9

Gary Scheiner (60)	-	556	556	-	0.00%
Eberhard Standl (61)	-	556	556	-	0.00%
Hope Warshaw (62)	-	556	556	-	0.00%
Richard B. Stone (63)	23,768	31,867	16,867	38,768	0.69%
Robert Faissal (64)	-	2,778	2,778	-	0.00%
Shlomi Ohana (65)	4,906	154,231	89,012	70,125	1.24%
SD Biosensor, Inc. (66)	81,222	81,222	162,444	-	0.00%
Zvi Ben-David (67)	275,924	193,879	163,197	306,606	5.21%
Robert Perry (68)	56,254	25,465	25,465	56,254	1.00%
Glenn M. Gardner (69)	31,973	10,186	10,186	31,973	0.57%
Martin L. Hubbard (70)	10,022	4,569	4,569	10,022	0.18%
John H. Dotson (71)	3,753	695	695	3,753	0.07%
Michael Leiter (72)	16,468	6,205	19,354	3,319	0.06%
Joseph E. Heller & Christine D. Heller (73)	9,261	1,544	7,717	3,088	0.06%
Dennis M. Brown (74)	7,523	1,389	6,945	1,967	0.04%
Jerry Lukasik (75)	8,363	3,709	3,709	8,363	0.15%
Jack Brooks (76)	28,707	9,415	9,415	28,707	0.51%
Brett Moyer (77)	5,788	965	965	5,788	0.10%
Richard J. Lemming (78)	7,409	3,550	6,328	4,631	0.08%
Ami Silberman (79)	9,261	1,544	1,544	9,261	0.17%
Steven Wallitt (80)	11,386	2,084	2,084	11,386	0.20%
Graham Mosley (81)	4,631	772	772	4,631	0.08%
AHG Dario, LLC (82)	30,865	7,717	38,582	-	0.00%
Stone Israventures LLC (83)	83,296	15,433	77,162	21,567	0.38%

10

Louise Zanderer (84)	92,595	15,433	77,162	30,866	0.55%
David Gueta (85)	2,453	2,454	2,454	2,453	0.04%
Ofer Yahalomi (86)	2,423	2,424	2,424	2,423	0.04%
Eliyahu Cohen (87)	1,850	1,850	3,700	-	0.00%
Haim Francis (88)	982	982	1,964	-	0.00%
Alon Stiassny (89)	981	982	1,963	-	0.00%
Dolev Shemesh (90)	492	492	984	-	0.00%
Erez Raphael (91)	92,852	111,866	4,447	200,271	3.46%
Dror Bachar (92)	13,225	17,837	1,112	29,950	0.53%
Eitan Liper (93)	5,556	5,556	11,112	-	0.00%
Iroquois Capital Investment Group LLC (94)	4,630	4,630	4,630	4,630	0.08%
YA Global Master, SPV Ltd. (95)	18,519	18,520	18,520	18,519	0.33%
Hannahlu Ventures LP (96)	8,334	8,334	16,668	-	0.00%
Richard Gurfein (97)	2,778	2,778	5,556	-	0.00%
Brian Keller (98)	2,778	2,778	5,556	-	0.00%
Joel Pruzansky (99)	7,408	7,408	14,816	-	0.00%
Simon Naranjo (100)	1,862	1,862	1,862	1,862	0.03%
Leonid Kershteyn (101)	3,334	3,334	6,668	-	0.00%
Honorata & Allen Deserranno (102)	1,945	1,946	3,891	-	0.00%
George Naumov (103)	2,778	2,778	5,556	-	0.00%
David J Kovacs (104)	9,445	9,446	18,891	-	0.00%

11

Eric Love (105)	1,852	1,852	3,704	-	0.00%
Keren Eslami & Michael Rogers (106)	926	926	1,852	-	0.00%
Ronen Barhahor (107)	1,853	1,854	3,707	-	0.00%
Barukh Rohde (108)	556	556	1,112	-	0.00%
James Baker (109)	1,500	1,500	3,000	-	0.00%
Marianna Reis (110)	1,112	1,112	2,224	-	0.00%
Lunom Victoire Fund Ltd. (111)	37,038	37,038	74,076	-	0.00%
Lebita Consulting Services Ltd. (112)	7,408	7,408	14,816	-	0.00%
2401718 Ontario Inc. (113)	37,038	37,038	74,076	-	0.00%
Newport Coast Securities Inc. (114)	1,006	18,215	13,352	5,869	0.11%
Maxim Group LLC (115)	2,778	36,558	36,558	2,778	0.05%

*	Less than 1%.

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days of May 16, 2016 are counted as outstanding for computing the percentage of the selling stockholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling stockholder.

(2) Assumes all of the shares of common stock offered (including shares issuable upon the exercise of warrants or options) are sold.  Percentage ownership is based on 5,581,216 shares of common stock issued and outstanding on May 16, 2016.

(3) Shares being offered by this prospectus includes (i) 525,564 shares of common stock which was converted from our Series A Preferred Stock issued in the September 2014 Private Placement, (ii) 231,248 shares of common stock issuable upon the exercise of the replacement Series A Warrants issued in the October 2015 Replacement Transaction, (iii) 27,778 shares of common stock issued in the July 2015 Private Placement, (iv) 27,778 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement, (v) 166,667 shares of common stock issued in the February 2015 Private Placement, (vi) 41,667 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement, (vii) 37,500 shares of common stock issued in the November 2015 Private Placement and (viii) 37,500 shares of common stock issuable upon the exercise of Series A and B warrants issued in the November 2015 Private Placement. Erez Raphael, our Chairman and Chief Executive Officer holds voting and dispositive power over our shares held by Dicilyon Consulting and Investment Ltd.

12

(4) Shares being offered by this prospectus includes: (i) 17,519 shares of common stock which was converted from our Series A Preferred Stock issued in the September 2014 Private Placement and (ii) 7,008 shares of common stock issuable upon the exercise of the warrants issued in the September 2014 Private Placement.

(5) Shares being offered by this prospectus includes: (i) 17,519 shares of common stock which was converted from our Series A Preferred Stock issued in the September 2014 Private Placement and (ii) 7,709 shares of common stock issuable upon the exercise of the replacement Series A warrants issued in the October 2015 Replacement Transaction. Uri Rubin is the natural person with voting and dispositive power over the shares held by Kuwan Ambassador Ltd.

(6) Shares being offered by this prospectus includes: (i) 17,519 shares of common stock which was converted from our Series A Preferred Stock issued in the September 2014 Private Placement, (ii) 7,709 shares of common stock issuable upon the exercise of the replacement Series A warrants issued in the October 2015 Replacement Transaction, (iii) 4,723 shares of common stock issued in November 2015 Private Placement and (iv) 4,723 shares of common stock issuable upon the exercise of the Series A and B warrants issued in the November 2015 Private Placement. Amir Efrati is the natural person with voting and dispositive power over the shares held by Dipole Value Capital Ltd.

(7) Shares being offered by this prospectus includes: (i) 3,855 shares of common stock issuable upon the exercise of the replacement Series A warrants issued in the October 2015 Replacement Transaction, (ii) 9,260 shares of common stock issued in the July 2015 Private Placement and (iii) 9,260 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement. Tzahi Sultan is the natural person with voting and dispositive power over the shares held by Do – Tsach Ltd.

(8) Shares being offered by this prospectus includes: (i) 8,760 shares of common stock which was converted from our Series A Preferred Stock issued in the September 2014 Private Placement and (ii) 3,504 shares of common stock issuable upon the exercise of the warrants issued in the September 2014 Private Placement.

(9) Shares being offered by this prospectus include 3,855 shares of common stock issuable upon the exercise of the replacement Series A warrants issued in the October 2015 Replacement Transaction. Avi Halfon is the natural person with voting and dispositive power over the shares held by Orocom Strategies Ltd.

(10) Shares being offered by this prospectus includes: (i) 24,527 shares of common stock which was converted from our Series A Preferred Stock issued in the September 2014 Private Placement, (ii) 13,315 shares of common stock issuable upon the exercise of the warrants issued in the September 2014 Private Placement, (iii) 28,225 shares of common stock issued in the February 2015 Private Placement and (iv) 11,575 shares of common stock issuable upon the exercise of Series B warrants issued in the February 2015 Private Placement. Shaye Hirsch is the natural person with voting and dispositive power over the shares held by Brio Capital Master Fund Ltd.

(11) Shares being offered by this prospectus includes: (i) 12,264 shares of common stock which was converted from our Series A Preferred Stock issued in the September 2014 Private Placement and (ii) 4,906 shares of common stock issuable upon the exercise of the warrants issued in the September 2014 Private Placement.

(12) Shares being offered by this prospectus includes: (i) 7,008 shares of common stock issuable upon the exercise of the warrants issued in the September 2014 Private Placement, (ii) 13,890 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement. Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois capital in its capacity as investment manager to IMF. As a result of the foregoing. Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determine under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF.

(13) Shares being offered by this prospectus includes (i) 9,636 shares of common stock issuable upon the exercise of the replacement Series A warrants issued in the October 2015 Replacement Transaction, (ii) 18,519 shares of common stock issued in November 2015 Private Placement, (iii) 18,519 shares of common stock issuable upon the exercise of the former Series A warrants and the Series B warrants issued in the November 2015 Private Placement, (iv) 20,834 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement and (v) 3,858 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement. Keith A. Goodman is the natural person with voting and dispositive power over the shares held by Intracoastal Capital, LLC.

13

(14) Shares being offered by this prospectus include 14,016 shares of common stock issuable upon the exercise of the warrants issued in the September 2014 Private Placement. Konrad Ackermann is the natural person with voting and dispositive power over the shares held by Alpha Capital Anstalt.

(15) Shares being offered by this prospectus include 3,504 shares of common stock issuable upon the exercise of the warrants issued in the September 2014 Private Placement. Neil Rock and Seth Fireman are the natural persons with voting and dispositive power over the shares held by FireRock Global Opportunities Fund L.P.

(16) Shares being offered by this prospectus include 3,504 shares of common stock issuable upon the exercise of the warrants issued in the September 2014 Private Placement. Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

(17) Shares being offered by this prospectus includes: (i) 74,075 shares of common stock issued in the November 2015 Private Placement, (ii) 51,852 shares of common stock issuable upon the exercise of Series A warrants and the Series B warrants issued in the November 2015 Private Placement and (iii) 144,555 shares of common stock issued in the March 2016 Private Placement.

(18) Shares being offered by this prospectus includes: (i) 111,112 shares of common stock issued in the November 2015 Private Placement, (ii) 111,112 shares of common stock issuable upon the exercise of the former Series A warrants and the Series B warrants issued in the November 2015 Private Placement and (iii) 150,000 shares of common stock issued in the March 2016 Private Placement.

(19) Shares being offered by this prospectus includes: (i) 2,778 shares of common stock issued in the November 2015 Private Placement, (ii) 2,779 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement, (iii) 1,865 shares of common stock issued in the July 2015 Private Placement and (iv) 1,866 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(20) Shares being offered by this prospectus includes: (i) 3,354 shares of common stock issued in the November 2015 Private Placement, (ii) 3,354 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement, (iii) 4,906 shares of common stock issued in the July 2015 Private Placement and (iv) 4,906 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(21) Shares being offered by this prospectus includes: (i) 1,297 shares of common stock issued in the November 2015 Private Placement, (ii) 1,297 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement, (iii) 2,223 shares of common stock issued in the July 2015 Private Placement and (iv) 2,224 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

14

(22) Shares being offered by this prospectus includes (i) 5,556 shares of common stock issued in the November 2015 Private Placement, (ii) 5,556 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement, (iii) 5,556 shares of common stock issued in the July 2015 Private Placement and (iv) 5,556 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(23) Shares being offered by this prospectus includes: (i) 18,519 shares of common stock issued in the November 2015 Private Placement, (ii) 18,519 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement, (iii) 61,729 shares of common stock issued in the February 2015 Private Placement and (iv) 15,433 shares of common stock issuable upon the exercise of Series B warrants issued in the February 2015 Private Placement. Mauro Wjuniski is the natural person with voting and dispositive power over the shares held by Damsi Investments, LLC.

(24) Shares being offered by this prospectus includes: (i) 7,942 shares of common stock issued in the November 2015 Private Placement and (ii) 7,943 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(25) Shares being offered by this prospectus includes: (i) 1,853 shares of common stock issued in the November 2015 Private Placement and (ii) 1,853 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(26) Shares being offered by this prospectus includes: (i) 556 shares of common stock issued in the November 2015 private Placement and (ii) 556 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(27) Shares being offered by this prospectus includes: (i) 575 shares of common stock issued in the November 2015 Private Placement and (ii) 576 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(28) Shares being offered by this prospectus includes: (i) 957 shares of common stock issued in the November 2015 Private Placement and (ii) 957 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(29) Shares being offered by this prospectus includes: (i) 766 shares of common stock issued in the November 2015 Private Placement and (ii) 766 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(30) Shares being offered by this prospectus includes: (i) 5,556 shares of common stock issued in the November 2015 Private Placement and (ii) 5,556 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(31) Shares being offered by this prospectus includes: (i) 2,223 shares of common stock issued in the November 2015 Private Placement and (ii) 2,223 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(32) Shares being offered by this prospectus includes: (i) 2,223 shares of common stock issued in the November 2015 Private Placement and (ii) 2,223 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(33) Shares being offered by this prospectus includes: (i) 4,630 shares of common stock issued in the November 2015 Private Placement and (ii) 4,630 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement. Jessica Nash is the natural person with voting and dispositive power over the shares held by 7828578 Canada Inc.

15

(34) Shares being offered by this prospectus includes: (i) 2,778 shares of common stock issued in the November 2015 Private Placement and (ii) 2,779 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(35) Shares being offered by this prospectus includes: (i) 3,889 shares of common stock issued in the November 2015 Private Placement and (ii) 3,890 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(36) Shares being offered by this prospectus includes: (i) 37,223 shares of common stock issued in the November 2015 Private Placement and (ii) 37,223 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(37) Shares being offered by this prospectus includes: (i) 1,184 shares of common stock issued in the November 2015 Private Placement and (ii) 1,185 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(38) Shares being offered by this prospectus includes: (i) 1,184 shares of common stock issued in the November 2015 Private Placement and (ii) 1,185 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(39) Shares being offered by this prospectus includes: (i) 9,278 shares of common stock issued in the November 2015 Private Placement and (ii) 9,279 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(40) Shares being offered by this prospectus includes: (i) 9,278 shares of common stock issued in the November 2015 Private Placement and (ii) 9,279 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(41) Shares being offered by this prospectus includes: (i) 9,278 shares of common stock issued in the November 2015 Private Placement and (ii) 9,279 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(42) Shares being offered by this prospectus includes: (i) 4,630 shares of common stock issued in the November 2015 Private Placement and (ii) 4,630 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement. Erez Rosenbuch is the natural person with voting and dispositive power over the shares held by Advocate Erez Rozenbuch Company.

(43) Shares being offered by this prospectus includes: (i) 556 shares of common stock issued in the November 2015 Private Placement and (ii) 556 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(44) Shares being offered by this prospectus includes: (i) 3,889 shares of common stock issued in the November 2015 Private Placement and (ii) 3,890 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement.

(45) Shares being offered by this prospectus includes: (i) 37,038 shares of common stock issued in the November 2015 Private Placement and (ii) 37,038 shares of common stock issuable upon the exercise of Series A warrants and Series B warrants issued in the November 2015 Private Placement. Mr. Stone currently serves as a director of the Registrant is the natural person with voting and dispositive power over the shares held by AdHoc Investors LLC.

(46) Shares being offered by this prospectus includes: (i) 22,223 shares of common stock issuable upon the exercise of Series A warrants and the Series B warrants issued in the November 2015 Private Placement and (ii) 261,000 shares of common stock issued in the March 2016 Private Placement.

16

(47) Shares being offered by this prospectus include 4,445 shares of common stock issuable upon the exercise of stock options issued on September 3, 2015 with an exercise price of $5.76 per share, 2,593 of these stock options are vested and exercisable.

(48) Mr. Hoenlein currently serves as a director of the Registrant. Shares being offered by this prospectus include: (i) 1,945 shares of common stock issuable upon the exercise of stock options issued on March 15, 2013 with an exercise price of $135.00 per share, (ii) 278 shares of common stock issuable upon the exercise of a stock option issued on May 7, 2014 with an exercise price of $125.10 per share and (iii) 15,200 shares of common stock issuable upon the exercise of stock options issued on September 3, 2015 with an exercise price of $5.76 per share, 13,313 of these stock options are vested and exercisable.

(49) Shares being offered by this prospectus include 1,702 shares of common stock issuable upon the exercise of stock options issued on March 15, 2013 with an exercise price of $135.00 per share.

(50) Shares being offered by this prospectus include 244 shares of common stock issuable upon the exercise of stock options issued on March 15, 2013 with an exercise price of $135.00 per share.

(51) Adam Stern is a former director of the Registrant and resigned from the Board of Directors on May 1, 2014. Shares being offered by this prospectus include 1,945 shares of common stock issuable upon the exercise of stock options issued on March 15, 2013 with an exercise price of $135.00 per share.

(52) David (Duky) Weintraub is a former director of the Registrant and resigned from the Board of Directors on May 27, 2014. Shares being offered by this prospectus include: (i) 1,945 shares of common stock issuable upon the exercise of stock options issued on March 15, 2013 with an exercise price of $135.00 per share and (ii) 70 shares of common stock issuable upon the exercise of stock options issued on May 7, 2014 with an exercise price of $125.10 per share.

(53) Itamar Raz is a former director of the Registrant and resigned from the Board of Directors on November 25, 2013. Shares being offered by this prospectus include: (i) 148 shares of common stock issuable upon the exercise of stock options issued on October 17, 2013 with an exercise price of $226.80 per share and (ii) 889 shares of common stock issuable upon the exercise of stock options issued on May 7, 2014 with an exercise price of $125.10 per share.

(54) Oren Fuerst is a former director of the Registrant and resigned from the Board of Directors effective as of November 23, 2014. Shares being offered by this prospectus include 209 shares of common stock issuable upon the exercise of stock options issued on May 7, 2014 with an exercise price of $125.10 per share.

(55) Steven Kaplan is a former director of the Registrant and resigned from the Board of Directors effective as of November 23, 2014. Shares being offered by this prospectus include 1,876 shares of common stock issuable upon the exercise of stock options issued on May 7, 2014 with an exercise price of $125.10 per share.

(56) Mr. McGrath currently serves as a director of the Registrant. Shares being offered by this prospectus include: (i) 1,945 shares of common stock issuable upon the exercise of stock options issued on May 7, 2014 with an exercise price of $125.10 per share and (ii), and 15,200 shares of common stock issuable upon the exercise of a stock option issued on September 3, 2015 with an exercise price of $5.76 per share, 10,812 of these stock options are vested and exercisable..

(57) Shares being offered by this prospectus include 556 shares of common stock issuable upon the exercise of stock options issued on May 7, 2014 with an exercise price of $125.10 per share.

(58) Shares being offered by this prospectus include 556 shares of common stock issuable upon the exercise of stock options issued on May 7, 2014 with an exercise price of $125.10 per share.

(59) Shares being offered by this prospectus includes: (i) 556 shares of common stock issuable upon the exercise of stock options issued on May 7, 2014 with an exercise price of $125.10 per share and (ii) 4,445 shares of common stock issuable upon the exercise of stock options issued on September 3, 2015 with an exercise price of $5.76 per share, 3,149 of these stock options are vested and exercisable.

(60) Shares being offered by this prospectus include: 556 shares of common stock issuable upon the exercise of stock options issued on May 7, 2014 with an exercise price of $125.10 per share.

17

(61) Shares being offered by this prospectus include 556 shares of common stock issuable upon the exercise of stock options issued on May 7, 2014 with an exercise price of $125.10 per share.

(62) Shares being offered by this prospectus include 556 shares of common stock issuable upon the exercise of stock options issued on May 7, 2014 with an exercise price of $125.10 per share.

(63) Mr. Stone currently serves as a director of the Registrant. Shares being offered by this prospectus include: (i) 1,667 shares of common stock issuable upon the exercise of stock options issued on July 7, 2014 with an exercise price of $88.20 per share, (ii) 15,200 shares of common stock issuable upon the exercise of stock options issued on September 3, 2015 with an exercise price of $5.76 per share, 10,534 of these stock options are vested and exercisable.

(64) Shares being offered by this prospectus include 2,778 shares of common stock issuable upon the exercise of stock options issued on December 19, 2015 with an exercise price of $7.02 per share, none of these stock options are vested and exercisable.

(65) Shares being offered by this prospectus includes (i) 20,793 shares of common stock issuable upon the exercise of stock options issued on December 22, 2015 with an exercise price of $0.0018 per share, (ii) 24,424 shares of common stock issuable upon the exercise of stock options issued on December 22, 2015 with an exercise price of $0.0018 per share and (iii) 38,889 shares of common stock issuable upon the exercise of a stock options issued on March 16, 2016 with an exercise price of $0.0001 per share, and (iv) 4,906 shares of common stock issuable upon the exercise of Series A Warrants and Series B Warrants issued in the July 2015 Private Placement.

(66) Shares being offered by this prospectus include: (i) 81,222 shares of common stock issued in the December 24, 2015 Private Placement, and (ii) 81,222 shares of common stock issuable upon the exercise of warrants issued on December 24, 2015. Hyo-Keun LEE is the natural person with voting and dispositive power over the shares held by SD Biosensor, Inc.

(67) Mr. Ben-David currently serves as our Chief Financial Officer, Secretary and Treasurer. Shares being offered by this prospectus includes: (i) 41,667 shares of common stock issued in the July 2015 Private Placement, (ii) 41,668 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement, (iii) 63,889 shares of common stock issued in the February 2015 Private Placement and (iv) 15,973 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(68) Shares being offered by this prospectus includes: (i) 18,520 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement, and (ii) 6,945 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(69) Shares being offered by this prospectus includes: (i) 5,556 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement, and (ii) 4,630 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(70) Shares being offered by this prospectus includes: (i) 3,334 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement, and (ii) 1,235 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(71) Shares being offered by this prospectus includes: (i) 695 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(72) Shares being offered by this prospectus includes: (i) 3,889 shares of common stock issued in the July 2015 Private Placement, (ii) 3,890 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement, (iii) 9,260 shares of common stock issued in the February 2015 Private Placement and (iv) 2,315 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

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(73) Shares being offered by this prospectus includes: (i) 6,173 shares of common stock issued in the February 2015 Private Placement and (ii) 1,544 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(74) Shares being offered by this prospectus includes: (i) 5,556 shares of common stock issued in the February 2015 Private Placement and (ii) 1,389 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(75) Shares being offered by this prospectus includes: (i) 2,778 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement, and (ii) 931 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(76) Shares being offered by this prospectus includes: (i) 5,556 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement, and (ii) 3,859 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(77) Shares being offered by this prospectus includes: (i) 965 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(78) Shares being offered by this prospectus includes: (i) 2,778 shares of common stock issued in the July 2015 Private Placement, (ii) 2,778 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement, and (iii) 772 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(79) Shares being offered by this prospectus includes: (i) 1,544 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(80) Shares being offered by this prospectus includes: (i) 2,084 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(81) Shares being offered by this prospectus includes: (i) 772 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(82) Shares being offered by this prospectus includes: (i) 30,865 shares of common stock issued in the February 2015 Private Placement and (ii) 7,717 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement. Alan Ginsburg and Gene Harris jointly have voting and dispositive power over the shares held by AHG Dario, LLC.

(83) Richard Stone, who currently serves as a director of the Registrant, is the natural person with voting and dispositive power over the shares held by Stone Israventures, LLC. Shares being offered by this prospectus includes: (i) 61,729 shares of common stock issued in the February 2015 Private Placement and (ii) 15,433 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(84) Shares being offered by this prospectus includes: (i) 61,729 shares of common stock issued in the February 2015 Private Placement and (ii) 15,433 shares of common stock issuable upon the exercise of warrants issued in the February 2015 Private Placement.

(85) Shares being offered by this prospectus includes 2,454 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(86) Shares being offered by this prospectus includes 2,424 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(87) Shares being offered by this prospectus includes: (i) 1,850 shares of common stock issued in the July 2015 Private Placement and (ii) 1,850 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

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(88) Shares being offered by this prospectus includes: (i) 982 shares of common stock issued in the July 2015 Private Placement and (ii) 982 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(89) Shares being offered by this prospectus includes: (i) 981 shares of common stock issued in the July 2015 Private Placement and (ii) 982 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(90) Shares being offered by this prospectus includes: (i) 492 shares of common stock issued in the July 2015 Private Placement and (ii) 492 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(91) Mr. Raphael serves as our Chief Executive Officer and Chairman of the Board. Shares being offered by this prospectus includes: (i) 2,223 shares of common stock issued in the July 2015 Private Placement and (ii) 2,224 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(92) Shares being offered by this prospectus includes: (i) 556 shares of common stock issued in the July 2015 Private Placement and (ii) 556 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(93) Shares being offered by this prospectus includes: (i) 5,556 shares of common stock issued in the July 2015 Private Placement and (ii) 5,556 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(94) Shares being offered by this prospectus include 4,630 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement. Iroquois Capital Management L.L.C. Joshua Silverman and Richard Abbe are the natural persons with voting and dispositive power over the shares held by Iroquois Capital Investment Group LLC.

(95) Shares being offered by this prospectus include 18,520 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement. David Gonzalez is the natural person with voting and dispositive power over the shares held by YA Global Master, SPV Ltd.

(96) Shares being offered by this prospectus includes: (i) 8,334 shares of common stock issued in the July 2015 Private Placement and (ii) 8,334 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement. David F. Mickelson is the natural person with voting and dispositive power over the shares held by Hannahlu Ventures, LP.

(97) Shares being offered by this prospectus includes: (i) 2,778 shares of common stock issued in the July 2015 Private Placement and (ii) 2,778 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(98) Shares being offered by this prospectus includes: (i) 2,778 shares of common stock issued in the July 2015 Private Placement and (ii) 2,778 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(99) Shares being offered by this prospectus includes: (i) 7,408 shares of common stock issued in the July 2015 Private Placement and (ii) 7,408 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(100) Shares being offered by this prospectus includes: (i) 1,862 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

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(101) Shares being offered by this prospectus includes: (i) 3,334 shares of common stock issued in the July 2015 Private Placement and (ii) 3,334 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(102) Shares being offered by this prospectus includes: (i) 1,945 shares of common stock issued in the July 2015 Private Placement and (ii) 1,946 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(103) Shares being offered by this prospectus includes: (i) 2,778 shares of common stock issued in the July 2015 Private Placement and (ii) 2,778 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(104) Shares being offered by this prospectus includes: (i) 9,445 shares of common stock issued in the July 2015 Private Placement and (ii) 9,446 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(105) Shares being offered by this prospectus includes: (i) 1,852 shares of common stock issued in the July 2015 Private Placement and (ii) 1,852 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(106) Shares being offered by this prospectus includes: (i) 926 shares of common stock issued in the July 2015 Private Placement and (ii) 926 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(107) Shares being offered by this prospectus includes: (i) 1,853 shares of common stock issued in the July 2015 Private Placement and (ii) 1,854 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(108) Shares being offered by this prospectus includes: (i) 556 shares of common stock issued in the July 2015 Private Placement and (ii) 556 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(109) Shares being offered by this prospectus includes: (i) 1,500 shares of common stock issued in the July 2015 Private Placement and (ii) 1,500 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(110) Shares being offered by this prospectus includes: (i) 1,112 shares of common stock issued in the July 2015 Private Placement and (ii) 1,112 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement.

(111) Shares being offered by this prospectus includes: (i) 37,038 shares of common stock issued in the July 2015 Private Placement and (ii) 37,038 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement. Christian Naville is the natural person with voting and dispositive power over the shares held by Lunom Victoire Fund Ltd.

(112) Shares being offered by this prospectus includes: (i) 7,408 shares of common stock issued in the July 2015 Private Placement and (ii) 7,408 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement. Robert Faissal is the natural person with voting and dispositive power over the shares held by Lebita Consulting Services Ltd.

(113) Shares being offered by this prospectus includes: (i) 37,038 shares of common stock issued in the July 2015 Private Placement and (ii) 37,038 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement. Damir Slogar is the natural person with voting and dispositive power over the shares held by 2401718 Ontario Inc.

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(114) Shares being offered by this prospectus includes: (i) 6,676 shares of common stock underlying the Placement Agent Warrant issued in the July 2015 Private Placement, (ii) 6,676 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement. Richard Onesto is the natural person with voting and dispositive power over the shares held by Newport Coast Securities, Inc.

(115) Shares being offered by this prospectus includes: (i) 18,278 shares of common stock underlying the Placement Agent Warrant issued in the July 2015 Private Placement, (ii) 18,280 shares of common stock issuable upon the exercise of the warrants issued in the July 2015 Private Placement. Michael Rabinowitz is the natural person with voting and dispositive power over the shares held by Maxim Group LLC.

We may require the selling stockholders to suspend the sales of the common stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Information concerning additional selling stockholders not identified in this prospectus will be set forth in post-effective amendments from time to time, if and as required. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in post-effective amendments or prospectus supplements if and when necessary.

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PLAN OF DISTRIBUTION

The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the shares of common stock, or the Securities, covered by this prospectus. Registration of the Securities covered by this prospectus does not mean, however, that those Securities necessarily will be offered or sold.

The Securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the Securities by a broker-dealer as principal and resales of the Securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

The selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Securities covered by this prospectus. At any time a particular offer of the Securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Securities covered by this prospectus.

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LEGAL MATTERS

Zysman Aharoni Gayer and Sullivan & Worcester LLP, New York, New York, passed upon the validity of the shares of common stock that may be offered hereby.

EXPERTS

The consolidated financial statements of LabStyle Innovations Corp. at December 31, 2015 and 2014, and for each of the two years in the period ended December 31, 2015, incorporated by reference in this prospectus have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1c to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “Investors/Filings,” free of charge, our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC.   Our website address is www.mydario.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the common stock offered hereby.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1 (800) SEC-0330. The SEC also maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

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We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on February 8, 2016;

(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as filed with the SEC on May 11, 2016;

(3)	Our Current Reports on Form 8-K, as filed with the SEC on March 3, 2016, March 9, 2016 and May 4, 2016;

(4)	Our Registration Statement on Form S-1 filed with the SEC on January 15, 2016 (Registration No. 333-209002), as amended on February 17, 2016, February 26, 2016 and March 3, 2016 and as declared effective by the SEC on March 3, 2016; and

(5)	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 25, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 9 Halamish Street, Caesarea Industrial Park, 3088900, Israel, Attention: Controller, +(972)-(4) 770 4055.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by LabStyle Innovations Corp., or the Company, we, us or our, in connection with the distribution of the common stock registered under this registration statement:

Amount
Registration fee under Securities Act of 1933	$923.93
Legal fees and expenses	$10,000
Accountant’s fees and expenses	$4,000
Miscellaneous fees and expenses	$-
Total	$14,923.93

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (which we refer to as the DGCL) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

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ITEM 16.	EXHIBITS.

The exhibits filed with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Caesarea, Israel on the 16th day of May, 2016.

LABSTYLE INNOVATIONS CORP.

By:	/s/ Erez Raphael
	Name:	Erez Raphael
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of LabStyle Innovations Corp., a Delaware corporation, do hereby constitute and appoint Erez Raphael and Zvi Ben David, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Erez Raphael	Chairman and Chief Executive Officer	May 16, 2016
Erez Raphael	(Principal Executive Officer)

/s/ Zvi Ben David	Chief Financial Officer, Secretary and Treasurer	May 16, 2016
Zvi Ben David	(Principal Financial and Accounting Officer)

/s/ Malcolm Hoenlein	Director	May 16, 2016
Malcolm Hoenlein

/s/ Dennis M. McGrath	Director	May 16, 2016
Dennis M. McGrath

/s/ Richard B. Stone	Director	May 16, 2016
Richard B. Stone

/s/ Rami Yehudiha	Director	May 16, 2016
Rami Yehudiha

/s/ Hila Karah	Director	May 16, 2016
Hila Karah

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company(2)

3.2	Bylaws(3)

3.3	Amendment of Certificate of Incorporation (20)

4.1	Form of Warrant issued to investors in the Company’s 2011 – 2012 Private Placement(3)

4.2	Warrant for shares of common stock issued to Spencer Trask Ventures, Inc.(3)

4.4	Form of Warrant issued to investors in the Company’s August 2012 Private Placement(3)

4.5	Form of Finder Warrant issued in connection with the Company’s October 2012 Private Placement(3)

4.6	Form of Warrant issued to investors in the Company’s May 2013 Private Placement(4)

4.7	Registration Rights Agreement, dated as of February 12, 2014, by and among the Company and the Buyers named therein in connection with the Company’s February 2014 Private Placement(5)

4.9	Registration Rights Agreement, dated as of September 24, 2014, by and among the Company and the Purchasers named therein in connection with the Company’s September 2014 Private Placement(6)

4.12	Form of Series B Warrant issued to investors in the Company’s February 2015 Private Placement(14)

4.13	Registration Rights Agreement, dated as of February 25, 2015, by and among the Company and the Purchasers named therein in connection with the Company’s February 2015 Private Placement(14)

4.14	Form of Warrant issued in connection with warrant exercise and replacement agreement(15)

4.16	Form of Series B Warrant issued to investors in the Company’s July 2015 Private Placement(1)

4.17	Form of placement agent common stock warrant issued in the Company’s July 2015 Private Placement(1)

4.18	Form of placement agent Series A warrant issued in the Company’s July 2015 Private Placement(1)

4.19	Form of placement agent Series B warrant issued in the Company’s July 2015 Private Placement(1)

4.20	Form of Warrant issued in connection with warrant replacement agreement(18)

4.21	Form of Series A Warrant issued to investors in the Company’s November 2015 Private Placement(18)

4.22	Form of Series B Warrant issued to investors in the Company’s November 2015 Private Placement(18)

4.23	Form of Warrant issued to investors in the Company’s December 2015 Private Placement(19)

4.24	Form of Warrant Agency Agreement (21)

4.25	Form of Representative’s Warrant (21)

4.26	Form of Warrant issued to investors in the Company’s February 2016 Private Placement (21)

5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP*

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10.1	Employment Agreement, dated October 11, 2012, between LabStyle Israel and Erez Raphael(8)

10.2	Amendment to Employment Agreement, dated April 1, 2013, between LabStyle Israel and Erez Raphael(8)

10.3	Amendment to Employment Agreement, dated August 30, 2013, between LabStyle Israel and Erez Raphael(8)

10.4	Form of Securities Purchase Agreement for the Company’s August 2012 Private Placement(3)

10.5	Addendum to Securities Purchase Agreement, dated February 11, 2013, for the Company’s August 2012 Private Placement(9)

10.6	Form of Subscription Agreement for the Company’s October 2012 private placement(3)

10.7	Distribution Agreement, dated April 25, 2013, by and between the Labstyle Innovation Ltd. and Farla Medical Limited(10)

10.8	Form of Subscription Agreement for the Company’s May 2013 Private Placement(4)

10.9	Securities Purchase Agreement, dated as of February 12, 2014, by and among the Company and the Buyers named therein in connection with the Company’s February 2014 Private Placement(5)

10.10	Amendment, dated as of March 20, 2014, by and among the Company and the Buyers named therein in connection with the Company’s February 2014 Private Placement(11)

10.11	Form of Amendment and Exchange Agreement, dated August 15, 2014, entered into between the Company and the several investors in the Company’s February 2014 Private Placement(12)

10.12	Securities Purchase Agreement, dated as of September 24, 2014, by and among the Company and the Purchaser named therein in connection with the Company’s September 2014 Private Placement(2)

10.13	Personal Employment Agreement, dated January 8, 2015, between the Company and Zvi Ben David(13)

10.14	Securities Purchase Agreement, dated as of February 25, 2015, by and among the Company and the Purchaser named therein in connection with the Company’s February 2015 Private Placement(14)

10.15	Form of Warrant Exercise and Replacement Agreement(15)

10.16	2012 Equity Incentive Plan of the Company(3)

10.17	Amendment No. 1 to 2012 Equity Incentive Plan of the Company(19)

10.18	Amendment No. 2 to 2012 Equity Incentive Plan of the Company(7)

10.16	Amendment No. 3 to the 2012 Equity Incentive Plan(16)

10.17	Form of Securities Purchase Agreement by and among the Company and the Purchasers named therein in connection with the Company’s July 2015 Private Placement(1)

10.18	Form of Warrant Replacement Agreement(17)

10.19	Form of Securities Purchase Agreement by and among the Company and the Purchasers named therein in connection with the Company’s November 2015 Private Placement(18)

10.20	Form of Securities Purchase Agreement by and among the Company and the Purchasers named therein in connection with the Company’s December 2015 Private Placement(19)

10.21	Form of Securities Purchase Agreement by and among the Company and the Purchasers named therein in connection with the Company’s February 2016 Private Placement (21)

21.1	List of Subsidiaries of the Company(19)

23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global*

23.2	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in Exhibit 5.1)*

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24.1	Power of Attorney (included on the signature page hereto)*

*	Filed herewith.

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed March 7, 2016.

(2)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed September 24, 2014.

(3)	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed January 16, 2013.

(4)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed May 13, 2013.

(5)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed February 13, 2014.

(6)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed September 24, 2014.

(7)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed June 18, 2014.

(8)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed September 6, 2013.

(9)	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed February 12, 2013.

(10)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed April 30, 2013.

(11)	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed March 20, 2014.

(12)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed August 18, 2014.

(13)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed January 9, 2015.

(14)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed February 26, 2015.

(15)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 20, 2015.

(16)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on June 16, 2015.

(17)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on November 2, 2015.

(18)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on November 19, 2015.

(19)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed on February 8, 2016.

(20)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 3, 2016.

(21)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 9, 2016.

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